EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF STINGRAY GROUP INC.

The table below sets forth the name, citizenship and present principal occupation or employment of each director and executive officer of Stingray Group Inc.

Name	Position	Citizenship	Principal Occupation or Employment and Address of Employer
Claudine Blondin	Director	Canada	Co-Chair of the Claudine and Stephen Bronfman Family Foundation 1170 Peel Street, 8th Floor, Montreal, QC H3B 4P2
Karinne Bouchard	Director	Canada	Global Head of Treasury and Treasurer of Alimentation Couche-Tard Inc. 4204 Boul Industriel, Laval, QC H7L 0E3
Eric Boyko	Director, President and Chief Executive Officer	Canada	President and Chief Executive Officer 730 Wellington Street, Montréal, Québec H3C 1T4
Frédéric Lavoie	Director	Canada	Chief Financial Officer of Flaviar, Inc. 244 5th Avenue, Suite F247, New York, NY 10001
Jacques Parisien	Director	Canada	President and director of Power Communications Inc. 751 rue du Square-Victoria Montréal, QC, H2Y 2J3
Mark Pathy	Director and Chairman of the Board	Canada	Chief Executive Officer and Chairman of Mavrik Corp. 99 Prince Street, Suite 700, Montreal, QC H3C 2M7
Gary S. Rich	Director	United States	President of Rich Leadership LLC 412 Lukes Wood Rd, Pound Ridge, NY 10576
François-Charles Sirois	Director	Canada	President and Chief Executive Officer of Télésystème Ltée 500-460 McGill Street, Montreal, QC H2Y 2H2
Robert G. Steele	Director	Canada	Chief Executive Officer of Steele Auto Group 8 Basinview Dr, Dartmouth, NS B3B 1G4

Name	Position	Citizenship	Principal Occupation or Employment and Address of Employer
Pascal Tremblay	Director	Canada	President, Chief Executive Officer and Managing Partner of Novacap 3400, rue de l’Eclipse, Bureau 700, Brossard, QC J4Z 0P3
Sébastien Côté	Vice-President, Human Resources	Canada	Vice-President, Human Resources 730 Wellington Street, Montréal, Québec H3C 1T4
Mario Dubois	Senior Vice-President and Chief Technology Officer	Canada	Senior Vice-President and Chief Technology Officer 730 Wellington Street, Montréal, Québec H3C 1T4
Lloyd Perry Feldman	Senior Vice-President, General Counsel and Corporate Secretary	Canada	Senior Vice-President, General Counsel and Corporate Secretary 730 Wellington Street, Montréal, Québec H3C 1T4
Valérie Héroux	Vice-President, Content Acquisition and Programming	Canada	Vice-President, Content Acquisition and Programming 730 Wellington Street, Montréal, Québec H3C 1T4
Ratha Khuong	General Manager, Stingray Business	Canada	General Manager, Stingray Business 730 Wellington Street, Montréal, Québec H3C 1T4
Ian Lurie	President, Radio	Canada	President, Radio 730 Wellington Street, Montréal, Québec H3C 1T4
Mathieu Péloquin	Senior Vice-President, Marketing and Communications	Canada	Senior Vice-President, Marketing and Communications 730 Wellington Street, Montréal, Québec H3C 1T4
David Purdy	Chief Revenue Officer	Canada	Chief Revenue Officer 730 Wellington Street, Montréal, Québec H3C 1T4
Jean-Pierre Trahan	Chief Financial Officer	Canada	Chief Financial Officer 730 Wellington Street, Montréal, Québec H3C 1T4